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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 27, 2004

                             ARMOR ENTERPRISES, INC.
                             -----------------------
               (Exact name of registrant as specified in charter)

         Florida                   000-32249                    65-0853784
         -------                   ---------                    ----------
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)

                      11789, 79A Avenue, Delta, BC V4C 1V7
                      ------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (604) 605-0507


         --------------------------------------------------------------
         (Former name, or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Pursuant to the Asset Purchase Agreement the Company entered into and described in Item 2 of this current report, the Company will issue 21,000,000 (twenty one million) shares of common stock. Once the issuance is complete, it will increase the amount of the Company's issued and outstanding shares to 34,717,333 from 13,717,333. The shares will be issued in the names to be provided to the Company by Nova Electric Systems, Inc. (the "Seller").

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 27, 2004, the Company entered into an Asset Purchase Agreement (the "Agreement") with Nova Electric Systems Inc. (the "Seller"). The Seller is in the business of developing and marketing electronic propulsion and battery power systems for electric powered vehicles. The Agreement provides for the Company to acquire all of the property and assets of the Seller for a purchase price of Four Hundred and Twenty Thousand Dollars (US$420,000). The purchase price is to be paid for with 21,000,000 common shares of the Buyer at a deemed value of $0.02 per share.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

This item is not applicable.

ITEM 4.  CHANGES IN THE COMPANY'S CERTIFYING ACCOUNTANT

This item is not applicable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

This item is not applicable.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

This item is not applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) No financial statements are required to be filed by this item.

(b) Exhibits

10.1 Asset Purchase Agreement between Armor Enterprises, Inc. and Nova Electric Systems Inc. dated April 27, 2004.


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ITEM 8.  CHANGE IN FISCAL YEAR

This item is not applicable.

ITEM 9.  REGULATION FD DISCLOSURE

This item is not applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

This item is not applicable.

ITEM 11. TEMPORARY SUSPENSION OF REGISTRANTS EMPLOYEE BENEFIT PLAN

This item is not applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

This item is not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARMOR ENTERPRISES, INC.




Date:  May 7, 2004                      /s/ Peter Braun
                                        --------------------------------
                                        Peter Braun, President